UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2017 (February 15, 2017)

SOLAR CAPITAL LTD.

(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2017, Solar Capital Ltd. (the “Company”) issued a press release announcing that it has entered into a limited liability company agreement (the “LLC Agreement”) with Solar Senior Capital Ltd. (“Solar Senior”), affiliates of a joint venture between Solar Capital Partners, LLC and PIMCO (the “Affiliates”), and Deerfield Management Company, L.P. (“Deerfield”) to form Solar Life Science Program LLC (“LSJV”), a Delaware limited liability company, which is a joint venture that is expected to invest the majority of its assets in first lien loans to publicly-traded companies in the U.S. life science industry. Including anticipated leverage, LSJV’s total investable capital is expected to be approximately $700 million. Subject to certain conditions, the Company, Solar Senior, the Affiliates and Deerfield have committed equity capital to LSJV up to $50 million, $75 million, $75 million and $150 million, respectively, for an aggregate equity capital commitment of up to $350 million. Once a sufficient number of investments have been made, LSJV is expected to be levered up to approximately 1.0x debt-to-equity, based on advanced discussions with third party debt providers. The text of the press release, which is attached hereto as Exhibit 99.1, is incorporated by reference herein.

The description above is only a summary of the material provisions of the LLC Agreement and is qualified in its entirety by reference to the copy of the form of LLC Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.02	Results of Operations and Financial Condition.

On February 22, 2017, the Company issued a press release announcing its financial results for the year ended December 31, 2016. The text of the press release is included as Exhibit 99.2 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On February 15, 2017, the Company closed a follow-on private offering of $100 million of additional unsecured senior notes due 2022 (the “2022 Unsecured Notes”) with a fixed interest rate of 4.60% and a maturity date of May 8, 2022. With the additional private placement, the aggregate amount of 2022 Unsecured Notes is $150 million with a weighted average fixed interest rate of 4.53%. Interest on the 2022 Unsecured Notes is due semi-annually on May 8 and November 8. The 2022 Unsecured Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Solar Life Science Program LLC Limited Liability Company Agreement, dated February 22, 2017

99.1	Press release of Solar Capital Ltd., dated February 22, 2017

99.2	Press release of Solar Capital Ltd., dated February 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2017	SOLAR CAPITAL LTD.

	By:	/s/ Richard L. Peteka
Richard L. Peteka
Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Solar Life Science Program LLC Limited Liability Company Agreement, dated February 22, 2017

99.1	Press release of Solar Capital Ltd., dated February 22, 2017

99.2	Press release of Solar Capital Ltd., dated February 22, 2017